EXHIBIT 21.1
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                           SUBSIDIARIES OF SAVVIS COMMUNICATIONS CORPORATION (DELAWARE)


                                                        COMPANY                                          JURISDICTION OF FORMATION
                                                        -------                                          -------------------------
SAVVIS Communications Corporation                                                                        Missouri, US
SAVVIS Communications International, Inc.                                                                Delaware, US
Global Network Assets, LLC                                                                               Delaware, US
SAVVIS Europe B.V.                                                                                       Netherlands
SAVVIS France S.A.S.                                                                                     France
SAVVIS Germany GmbH                                                                                      Germany
SAVVIS Italia S.r.l.                                                                                     Italy
SAVVIS Switzerland A.G.                                                                                  Switzerland
SAVVIS UK Limited                                                                                        United Kingdom
SAVVIS Australia Pty Ltd                                                                                 Australia
SAVVIS Hong Kong Limited                                                                                 Hong Kong
SAVVIS New Zealand Limited                                                                               New Zealand
SAVVIS Singapore Company Pte Ltd                                                                         Singapore
SAVVIS Philippines, Inc.                                                                                 Philippines
SAVVIS Communications Canada, Inc.                                                                       Canada
SAVVIS Mexico, S.A de C.V.                                                                               Mexico
SAVVIS Argentina, S.A.                                                                                   Argentina
SAVVIS Panama, S.A.                                                                                      Panama
SAVVIS Venezuela, S.A.                                                                                   Venezuela
SAVVIS Communications Private Ltd.                                                                       India
SAVVIS Japan KK                                                                                          Japan
SAVVIS Taiwan Ltd.                                                                                       Taiwan
SAVVIS do Brazil Ltda.                                                                                   Brazil
SAVVIS Telecomunicacoes Ltda.                                                                            Brazil
SAVVIS Bermuda, Ltd.                                                                                     Bermuda
SAVVIS Communications Chile, S.A.                                                                        Chile
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